                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 2, 1998
                        ----------------------------------
                        (Date of earliest event reported)

                        Enterprise Federal Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Ohio                          0-24694                  31-1396726
---------------------------      -----------------------     ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)

7810 Tylersville Square Drive, West Chester, Ohio            45069
-------------------------------------------------          ----------
(Address of principal executive offices)                   (Zip Code)

                                 (513) 755-4600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
      ----------------------------------------------------------------------
      (Former name, former address and former fiscal year, if changed since last report)

                        Exhibit Index appears on page 3.


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Item 5.           Other Events

         On July 2, 1998, Enterprise Federal Bancorp, Inc. (the "Company"), entered into an Agreement and Plan of Reorganization ("Agreement") by and among the Company, Enterprise Federal Savings Bank, a federally-chartered savings bank and wholly-owned subsidiary of the Company (the "Bank"), Security Savings Holding Company, Inc., an Ohio corporation ("Security"), and Security Savings Association, an Ohio chartered savings association and wholly-owned subsidiary of Security (the "Association"), which provides for the Company's acquisition of all of the issued and outstanding common stock, par value $10.00 per share, of Security (the "Security Common Stock"). Under the terms of the Agreement and in accordance with a Plan of Merger (Exhibit B to the Agreement) by and between EFBI Acquisition Corp., an interim Ohio corporation ("Interim") which is a wholly-owned subsidiary of the Company, and Security, Interim shall be merged with and into Security (the "Merger") and Security shall be the surviving corporation. Simultaneously with or as soon as practicable after the Merger, Security, as the surviving corporation of the Merger, shall be liquidated into the Company in accordance with an Agreement and Plan of Merger and Liquidation (Exhibit C to the Agreement). Upon consummation of the Merger, it is contemplated that the Association will be merged with and into the Bank with the Bank as the surviving entity.

         Pursuant to the Agreement, upon the effective date of the Merger ("Effective Date"), each share of Security Common Stock (other than those as to which Security stockholders properly perfect their dissenters' rights under Ohio law and shares held by Security, the Company or the Bank other than in a fiduciary capacity) will be converted into the right to receive from the Company $834.77 in cash (the "Merger Consideration").

         Consummation of the Merger is subject to the prior receipt of all necessary regulatory or governmental approvals and consents, the necessary approval of stockholders of Security at a special meeting to be called, and certain closing conditions. The Agreement, including Exhibits B and C thereto, is attached hereto as an exhibit and incorporated herein by reference and made a part hereof to the same extent as if set forth herein in full. The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement and the exhibits thereto.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         The following exhibits are filed with this report:

Exhibit Number                                            Description
--------------                                           --------------

2                                         Agreement and Plan of
                                          Reorganization, dated as of July 2,
                                          1998 (including Exhibits B and C
                                          thereto)
20                                        Press Release issued on July 6,
                                          1998 with respect to the
                                          Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ENTERPRISE FEDERAL BANCORP, INC.

Date:  July 27, 1998                        By:     /s/ Thomas J. Noe
                                                   ------------------
                                                  Thomas J. Noe
                                                  Vice President and
                                                  Chief Financial Officer

                                        4


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                                  EXHIBIT INDEX

Exhibit Number                                            Description
--------------                                           -------------

2                                         Agreement and Plan of
                                          Reorganization, dated as of July 2,
                                          1998 (including Exhibits B and C
                                          thereto)
20                                        Press Release issued on July 6,
                                          1998 with respect to the
                                          Agreement

                                        5


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                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 2, 1998 ("Agreement"), between Enterprise Federal Bancorp, Inc. ("Bancorp"), an Ohio corporation and Enterprise Federal Savings Bank (the "Bank"), a federally chartered savings bank and a wholly-owned subsidiary of Bancorp and Security Savings Holding Company, Inc. ("Security"), an Ohio corporation and Security Savings Association (the "Association"), an Ohio chartered savings association and wholly-owned subsidiary of Security.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Bancorp, the Bank, Security and the Association have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the willingness of Bancorp to enter into this Agreement, certain directors and stockholders of Security are concurrently entering into a Stockholder Agreement with Bancorp and the Bank (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of Security Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01. The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger between Security and an Ohio-chartered corporation and wholly-owned subsidiary of Bancorp ("Interim") to be formed in connection with the transactions contemplated hereby, a copy of which is attached hereto as Exhibit B (the "Agreement of Merger") at the Effective Time (as defined in Section 1.05 hereof), Interim shall be merged with and into Security in accordance with Title 17, Chapter 1701 of the Ohio General Corporation Law ("OGCL") (the "Merger"), with Security as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the

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Surviving Corporation shall be merged with and liquidated into Bancorp (the
"Liquidation") in accordance with an Agreement and Plan of Merger and Liquidation, a copy of which is attached hereto as Exhibit C.

         1.02 Effect of the Merger. As of the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Security and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of Security and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Security and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Security and Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Security and Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Security and Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.04. Following consummation of the Liquidation, Bancorp shall cause the Association to merge with and into the Bank, with the Bank as the resulting institution.

         1.03 Articles of Incorporation, Code of Regulations and Bylaws. As of the Effective Time, the Articles of Incorporation, Code of Regulations and Bylaws of Security shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         1.04. Directors and Officers. As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

         1.05. Effective Time. The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of Ohio, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Bancorp in West Chester, Ohio or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there

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shall be delivered to Bancorp, the Bank,
Security and the Association the certificates and other documents required to be delivered under Article V hereof.

         1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Bancorp, with the prior written consent of Security, which shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Bancorp as a result of such modification, (ii) the consideration to be paid to holders of Security Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

         1.07 Conversion of Security Common Stock. As of the Effective Time, each share of common stock, par value $10.00 per share, of Security (the "Security Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law (the "Security Dissenting Shares") and shares held by Security (including treasury shares) or Bancorp or the Bank other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from Bancorp, $834.77 in cash (the "Merger Consideration"). The aggregate consideration to be paid for the conversion of all outstanding shares of Security Common Stock is hereinafter referred to as the "Aggregate Merger Consideration." (The Aggregate Merger Consideration shall be reduced by any Remedial Cost, hereinafter defined).

         1.08     Exchange Procedures

         (a) As of the Effective Time, Bancorp shall deposit in trust with an exchange agent designated by Bancorp (the "Exchange Agent") cash in an amount equal to the Aggregate Merger Consideration. No later than three business days following the Effective Time, Bancorp shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Security Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Security Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Security Common Stock in exchange for the consideration set forth in
Section 1.07 hereof deliverable in respect thereof pursuant to this Agreement. Within five business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to each former Security shareholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and

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conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

         (b) Each outstanding certificate which prior to the Effective Time represented Security Common Stock (other than Security Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence the right to receive the Merger Consideration. After the Effective Time, there shall be no further transfer on the records of Security of certificates representing shares of Security Common Stock and if such certificates are presented to Security for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.

         (c) Bancorp shall not be obligated to deliver the Merger Consideration to which a holder of Security Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Security Common Stock for exchange as provided in this Section 1.08, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Bancorp. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing Security Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) Any portion of the Merger Consideration delivered to the Exchange Agent by Bancorp pursuant to Section 1.07 that remains unclaimed by the shareholders of Security for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any shareholders of Security who have not exchanged their shares of Security Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to Bancorp for the consideration deliverable in respect of each share of Security Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Security Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of Security to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.09 Withholding Rights. Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Security Common Stock such amounts as Bancorp is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Security Common Stock in respect of which such deduction and withholding was made by Bancorp.

         1.10     Dissenting Shares.

                  (a) Each outstanding share of Security Common Stock the holder of which has perfected his right to dissent under the OGCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. Security shall give Bancorp prompt notice upon receipt by Security of any such written demands for payment of the fair value of such shares of Security Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting Security Shareholder"). Any payments made in respect of Security Dissenting Shares shall be made by Bancorp. If any Dissenting Security Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Security Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

                  (b) No holder of Bancorp common stock, $.01 par value per share ("Bancorp Common Stock") shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

         1.11 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Security acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Security and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of

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Security or otherwise to take any and all such action.

         1.12. Interim Shares. Each outstanding share of common stock of Interim, $1.00 par value per share ("Interim Common Stock"), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SECURITY
                               AND THE ASSOCIATION

         References to "Security Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by Security to Bancorp. Security and the Association hereby represent and warrant to Bancorp and the Bank as follows as of the date hereof:

         2.01.    Corporate Organization.

         (a) Security is a corporation duly organized, validly existing and in good standing under the laws of Ohio. Security has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Security. Security is registered as a thrift holding company under the Home Owners' Loan Act ("HOLA"). Security Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of Security as in effect on the date hereof.

         (b) The only direct or indirect subsidiaries of Security are the Association and Security Service Corporation ("Service"). The Association (i) is duly organized, validly existing and in good standing under the laws of Ohio
(ii) has the corporate power and authority to own or lease all of its properties and assets, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole. Security and the Association each have satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their state and/or federal thrift regulatory agencies. Other than the Association and Service (which is currently inactive), Security does not own

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or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity. Except as set forth in Security Disclosure Schedule 2.01(b), Security does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         2.02. Capitalization. The authorized capital stock of Security consists of 200,000 shares of Security Common Stock, of which 15,633 are issued and outstanding as of the date hereof, and no shares of preferred stock. All issued and outstanding shares of capital stock of Security have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Security does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Security or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         2.03.    Authority; No Violation.

         (a) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of Security, Security and the Association have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by Security's Boards of Directors of Security and the Association. Except for the adoption by Security's stockholders of this Agreement and the Agreement of Merger and the approval by Security's board of directors of the Agreement of Merger, no other corporate proceedings on the part of Security or the Association are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by Security and the Association and constitutes the valid and binding obligation of Security and the Association, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of Security, Security has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by Security and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Security, and no other corporate proceedings on the part of Security are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Security, concurrently with the execution and delivery of this Agreement, will constitute a valid and binding obligation of Security, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the direction of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Security and the Association, the execution and delivery of the Agreement of Merger by Security, the consummation by Security and the Association of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Security of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by Security and the Association with any of the terms or provisions hereof or compliance by Security with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation, Code of Regulations or Bylaws of Security or the Association, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Security or the Association or any of their respective properties or assets, or (iii) except as disclosed in Security Disclosure Schedule 2.03(c), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Security or the Association under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Security or the Association is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Security Disclosure Schedule 2.03(c) and for consents and approvals of or filings or registrations with or notices to the OTS, the Superintendent of Financial Institutions ("Superintendent"), the Secretary of State of the State of Ohio and the stockholders of Security, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Security in connection with (a) the execution and delivery of this Agreement by Security and the Association or the execution and delivery of the Agreement of Merger by Security, and (b) the completion by Security and the Association of the transactions contemplated hereby or the completion by Security of the transactions contemplated by the Agreement of Merger.

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         2.04.    Financial Statements.

         (a) Security has previously delivered to Bancorp copies of the consolidated statements of financial condition of Security as of December 31, 1997 and 1996 and the related consolidated statements of earnings, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Security as of March 31, 1998 and the related unaudited consolidated statement of earnings, shareholders' equity and cash flows for the three months ended March 31, 1998 and 1997. The consolidated statements of financial condition of Security referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Security as of the respective dates set forth therein, and the related consolidated statements of earnings, shareholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated earnings, shareholders' equity and cash flows of Security for the respective periods or as of the respective dates set forth therein (it being understood that Security's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Security, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Security are being maintained in material compliance with applicable legal and accounting requirements.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since March 31, 1998 in the ordinary course of business and consistent with past practice, Security does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Security and the Association taken as a whole.

         2.05.    Absence of Certain Changes or Events.

         (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Security and the Association taken as a whole since March 31, 1998 and to the best knowledge of Security and the Association, no fact or condition exists which Security or the Association believes will cause such a material adverse change in the future.

         (b) Except as set forth in Security Disclosure Schedule 2.05(a), Security has not taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1998 and the date hereof.

     2.06. Legal Proceedings. Except as disclosed in Security Disclosure
Schedule 2.06, neither Security nor the Association is a party to any, and there are no pending or, to the best knowledge of

Security and the Association, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Security or the Association, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Security and the Association will not have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole. Neither Security nor the Association is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Security and the Association taken as a whole.

         2.07.    Taxes and Tax Returns.

         (a) Security and the Association have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Bancorp) and (ii) have not finally been determined. Security has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Security Disclosure Schedule 2.07(a), (i) the federal income tax returns of Security have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Ohio income tax returns of Security have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Security, nor has Security given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in Security Disclosure Schedule 2.07(b), Security (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Security (nor does Security have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Security.

         2.08.    Employee Benefit Plans.

         (a) Each employee benefit plan currently maintained by Security or the Association or arrangement of Security or the Association which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Security Disclosure Schedule 2.08(a) ("Security Plans"). Security has previously furnished to Bancorp true and complete copies of each of the Security Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Security Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Security Plans.

         (b) Each Security Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) Neither Security nor the Association participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) None of Security, the Association or, to the best knowledge of Security and the Association, any trustee, fiduciary or administrator of an Security Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Security, or, to the best knowledge of Security and the Association, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

         (e) No Security Plan or any trust created thereunder has been terminated since 1982.

         (f) No Security Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (g) Each of the Security Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Security is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

         2.09. Regulatory Reports. Security and the Association have duly filed with the OTS in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Security has delivered or made available to Bancorp accurate and complete copies of such reports. Security Disclosure Schedule 2.09 lists all examinations of Security or the Association conducted by the applicable regulatory authorities since January 1, 1992 and the dates of any responses thereto submitted by Security or the Association. In connection with the most recent examinations of Security or the Association by the applicable regulatory authorities, neither Security nor the Association was required to correct or change any action, procedure or proceeding which Security or the Association believes has not been now corrected or changed as required.

         2.10.    Compliance with Applicable Law.

         (a) Security and the Association have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Security and the Association, no suspension or cancellation of any of the same is threatened.

         (b) Neither Security nor the Association is in violation of its Articles of Incorporation, Code of Regulation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole, and neither Security nor the Association has received any notice or communication from any federal, state or local governmental authority asserting that Security or the Association is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole. Neither Security nor the Association is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

         2.11.    Deposit Insurance and Other Regulatory Matters.

         (a) The deposit accounts of the Association are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and the Association has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Association is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) The Association is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) The Association has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         2.12.    Certain Contracts.

         (a) Except as disclosed in Security Disclosure Schedule 2.12(a), neither Security nor the Association is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by Security or the Association or the guarantee by Security or the Association of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Security or the Association, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Security or the Association upon execution of this Agreement and the Agreement of Merger or upon or following consummation of the transactions contemplated by this Agreement or the Agreement of Merger (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which Security or the Association is a party or by which any of the same is bound which limits the freedom of Security or the Association to compete in any line of business or with any person, or (vi) any other agreement, arrangement or understanding to which Security or the Association is a party and which is material to the business, operations, assets or financial condition of Security and the Association taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) Neither Security nor the Association is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole or the transactions contemplated hereby, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         2.13.    Properties and Insurance.

         (a) All real and personal property owned by Security or the Association or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Security and the Association in the ordinary course of business consistent with their past practices. Security and the Association have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Security's consolidated statement of financial condition as of March 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Security and the Association taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Security and the Association as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Security and the Association and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. Security Disclosure Schedule 2.13(a) sets forth an accurate listing of each lease pursuant to which Security or the Association act as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

         (b) The business operations and all insurable properties and assets of Security and the Association are insured for its benefit against all risks which, in the reasonable judgment of the management of Security and the Association, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Security and the Association adequate for the business engaged in by Security and the Association. As of the date hereof, neither Security nor the Association has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     2.14. Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by Security or the Association or those properties which serve as collateral for loans owned by Security or the Association.

         (a) To the actual knowledge of Security and the Association, neither Security nor the Association has been and are not in violation of or liable under any Environmental Law, except as set forth in Security Disclosure Schedule 2.14(a).

         (b) To the actual knowledge of Security and the Association, none of the Loan Portfolio Properties and Other Properties Owned by Security or the Association has been or is in violation of or liable under any Environmental Law, except as set forth in Security Disclosure Schedule 2.14(b).

         (c) To the actual knowledge of Security and the Association, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Security or the Association under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole.

         2.15. Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Security's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is in the opinion of Security's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

         2.16. Minute Books. Since January 1, 1994, the minute books of Security and the Association contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of its Board of Directors) and stockholders.

         2.17. Broker Fees. Except as set forth in Security Disclosure Schedule 2.17, none of Security, the Association or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.18. Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Security Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

         References to "Bancorp Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Bancorp to Security. Bancorp and the Bank hereby represent and warrant to Security and the Association as follows as of the date hereof:

         3.01.    Corporate Organization.

         (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp is registered as a thrift holding company under the HOLA. Bancorp Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Bancorp and the Bank as in effect on the date hereof.

         (b) The only direct or indirect active subsidiary of Bancorp is the Bank. The Bank (i) is duly organized, validly existing and in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp and the Bank are in good standing with their appropriate federal thrift regulatory agencies, and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Other than the Bank and Mid-Miami Service Corp. (which is currently inactive), Bancorp does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         (c) Interim will be at the Effective Time an interim stock corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

         3.02. Capitalization. The authorized capital stock of Bancorp consists of 4,000,000 shares of Bancorp Common Stock, of which 2,210,996 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Bancorp, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of the Bank are owned by Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for options to purchase 226,860 shares of

Bancorp Common Stock which have been granted pursuant to Bancorp's 1994 Stock Option Plan (or options granted by Bancorp pursuant thereto after the date hereof), and except for unvested awards for 55,537 shares of Bancorp Common Stock (which are included in the number of issued and outstanding shares) which have been granted pursuant to Bancorp's Recognition and Retention Plan and Trust (or awards granted by Bancorp pursuant thereto after the date hereof), neither Bancorp nor the Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Bancorp or the Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         3.03.    Authority; No Violation.

         (a) Bancorp and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bancorp and the Bank, and no other corporate proceedings on the part of Bancorp or the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Bancorp and the Bank and constitutes a valid and binding obligation of Bancorp, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Interim has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Interim and by Bancorp as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim concurrently with the execution and delivery of the Agreement, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the direction of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Bancorp and the Bank, the execution and delivery of the Agreement of Merger by Interim, the consummation by Bancorp and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by Bancorp or the Bank with any of terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Bancorp, the Bank or Interim, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp, the Bank or Interim or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Bancorp, the Bank or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp, the Bank or Interim is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Ohio, the Superintendent and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Bancorp, the Bank and Interim in connection with
(a) the execution and delivery of this Agreement by Bancorp and the Bank or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by Bancorp and the Bank of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

         3.04.    Financial Statements.

         (a) Bancorp has previously delivered to Security copies of the consolidated statements of financial condition of Bancorp as of September 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1997, 1996 and 1995, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Bancorp as of March 31, 1998 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the six months ended March 31, 1998 and 1997. The consolidated statements of financial condition of Bancorp referred to herein (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated earnings, stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein (it being understood that Bancorp's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Bancorp, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Bancorp and the Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since March 31, 1998 in the ordinary course of business and consistent with past practice, neither Bancorp nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.05 Ability to Pay Merger Consideration. Bancorp will have available to it as of the Effective Time sufficient cash to pay the Aggregate Merger Consideration to stockholders of Security as set forth in Section 1.07.

         3.06 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Bancorp and the Bank taken as a whole since March 31, 1998 and to the best knowledge of Bancorp and the Bank, no fact or condition exists which Bancorp or the Bank believes will cause such a material adverse change in the future.

         3.07. Legal Proceedings. Neither Bancorp nor the Bank is a party to any, and there are no pending or, to the best knowledge of Bancorp and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Bancorp or the Bank, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Bancorp and the Bank will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Neither Bancorp nor the Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.08. Broker Fees. Except as set forth in Bancorp Disclosure Schedule 3.08, neither Bancorp nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.09. Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Bancorp Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01. Conduct of the Business of Security and the Association. During the period from the date hereof to the Effective Time, Security and the Association shall conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Bancorp, which consent shall not be unreasonably withheld. Security and the Association shall use their best efforts to (i) preserve their business organization intact, (ii) keep available for themselves, Bancorp and the Bank the present services of the employees of Security and the Association, and (iii) preserve for themselves, Bancorp and the Bank the goodwill of their customers and others with whom business relationships exist.

         4.02. Negative Covenants. Security agrees that from the date hereof to the Effective Time, except as otherwise approved by Bancorp in writing or as permitted or required by this Agreement, Security will not and Security will not permit the Association to:

         (i) amend or change any provision of its Articles of Incorporation, Code of Regulations or Bylaws;

         (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Security, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Security;

         (iv) Except as set forth in Security Disclosure Schedule 4.02, grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of Security or the Association in effect on the date hereof and disclosed to Bancorp on Security Disclosure Schedule 2.13(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Bancorp, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than (i) in the ordinary course of business consistent with past practice; or (ii) as set forth in Security Disclosure
Schedule 4.02;

         (vi) sell or dispose of any material assets other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) enter into any new capital commitments or make any capital expenditures other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Security Disclosure Schedule 4.02(vii);

         (viii) file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in 12 C.F.R. Section 561.5 and 12 C.F.R.
Section 563.41, respectively;

         (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiii) incur any liability for borrowed money except extensions of credit from the FHLB of Cincinnati (in which no single transaction shall exceed $2,000,000) in the ordinary course of business, or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.14(a).

         (xiv) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xv)     agree to do any of the foregoing.

         4.03. No Solicitation. Security and the Association shall not, and Security and the Association shall not authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Security and the Association to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Bancorp and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Security or the Association (an "Acquisition Transaction"); provided, however, that Security and the Association may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Security, after reviewing the written legal advice of its counsel, determines in good faith that the failure to furnish information in response to such unsolicited inquiries is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law. Security shall promptly communicate to Bancorp the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Bancorp with copies of (i) any written legal advice provided to the Board of Directors of Security, (ii) all such written inquiries or proposals and
(iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

         4.04. Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with generally accepted accounting principles.

         4.05.    Access to Properties and Records; Confidentiality.

         (a) Security and the Association shall permit Bancorp and its representatives reasonable access to its properties and shall disclose and make available to Bancorp all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Security and the Association, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable interest. Security and the Association shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Security and the Association will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Security and the Association shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Bancorp and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Security shall invite one person (to be designated by Bancorp) to attend all meetings of the Boards of Directors of Security and the Association; provided, however, that Security and the Association may excuse the representative of Bancorp from any discussion of an Acquisition Transaction or any other matter in which Security and Bancorp may have conflicting interests.

         4.06.    Regulatory Matters.

         (a) Bancorp and the Bank agree that they will make all filings required to be filed by Bancorp or the Bank to obtain the permits, consents, approvals and authorizations of all third parties and governmental bodies required to consummate the transactions contemplated by this Agreement within 30 days after the execution of this Agreement by each of the parties hereto, subject to the timely receipt of information, if any, which Security and the Association may be required to provide with respect to such filings. Each of Security, the Association, Bancorp and the Bank shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         4.07. Approval of Stockholders. Unless the Board of Directors of Security determines based on the written legal advice of Vorys, Sater, Seymour and Pease LLP that such recommendation is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law, Security will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the adoption of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Bancorp and the Bank with respect to the foregoing matters.

         4.08. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.09. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by Security and the Association with the covenants set forth in Section 4.01 hereof.

         4.10. Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.11. Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to December 31, 1998 and that it will not waive that condition, it will promptly notify the other party. Bancorp and Security will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         4.12.    Certain Post-Merger Agreements.

         The parties hereto agree to the following arrangements following the Effective Time:

         (a) Boards of Directors of Bancorp and the Bank. Effective as of the Effective Time, the number of directors of both Bancorp and the Bank shall be increased by one, and Bancorp and the Bank shall appoint Peter A. Hecktor, as a director of each of Bancorp and the Bank to serve until the next annual meeting of stockholders of Bancorp, at which time such person will be nominated for election as a director for a two-year term. If such director nominee is elected by Bancorp's stockholders as a director of Bancorp for a two-year term, then Bancorp as the sole stockholder of the Bank shall also elect such person as a director of the Bank for a term of two years.

         (b) Advisory Board of Directors. The directors of Security as of the Effective Time, with the exception of Peter A. Hecktor, shall be requested by Bancorp to serve as an Advisory Board for a one year term and, subject to review on the annual anniversary date of the Effective Time, shall be re-appointed to an additional one-year term to such advisory board. Each of such persons shall be paid an Advisory Board fee of $1,500 per quarterly meeting.

         (c) Officers and Employees of Security and the Association. Within ninety (90) days of the date hereof, Bancorp and the Bank shall use their reasonable best efforts to inform the employees of Security and the Association of the likelihood of such employees having continued employment with the Bank following the Effective Time and, where appropriate, shall use their reasonable best efforts to interview the employees of Security or the Association to determine if there are mutually beneficial employment opportunities available at the Bank. The Bank shall give any full-time employee who is terminated within one year from the Effective Time, except for those individuals terminated for cause, 26 weeks of severance pay. In addition, Peter A. Hecktor will remain an employee of the Bank through March 31, 2000 at his current salary.

         (d) Employee Benefit Plans. Subject to the provisions of this Section 4.12, all employees of Security or the Association immediately prior to the Effective Time who are employed by the Association, Bancorp or the Bank immediately following the Effective Time ("Transferred Employees") will be covered by the employee benefit plans of Bancorp and the Bank on substantially the same basis as any employee of Bancorp and the Bank in a comparable position. Notwithstanding the foregoing, Bancorp and the Bank may determine to continue any of the Security benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of Security's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the employees of Bancorp and the Bank generally. Service to Security or the Association by a Transferred Employee prior to the Effective Time shall be recognized as service to Bancorp or the Bank for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Bancorp and the Bank. In addition, for purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under Bancorp's Employee Stock Ownership Plan and defined benefit plan, Bancorp shall recognize years of service with Security and the Association. Bancorp and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Security and the Association on the Effective Time and who then change coverage to the medical or hospitalization indemnity health plan of Bancorp and the Bank at the time such Transferred Employees are first given the option to enroll.

         (e) Indemnification. From and after the Effective Time through the third anniversary of the Effective Time, Bancorp shall indemnify and hold harmless each present and former director, officer and employee of Security and the Association determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Ohio law, the Articles of Incorporation, Code of Regulations, Constitution or other governing instrument and Bylaws of Security or the Association as in effect on the date hereof.

         Any Indemnified Party wishing to claim indemnification under this
Section 4.12(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Bancorp, but the failure to so notify shall not relieve Bancorp of any liability it may have to such Indemnified Party if such failure does not materially prejudice Bancorp. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Bancorp, and Bancorp shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Bancorp shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

         In the event that Bancorp or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(e), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

         (f) Insurance. Bancorp and the Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of three (3) years after the Effective Time.

         4.13. Securities Portfolio. Security and the Association will, to the extent reasonable, consult with Bancorp and the Bank regarding purchases and sales of investment and mortgage-backed securities.

         4.14 Environmental Audit. As soon as possible after the date hereof, Security shall permit Bancorp, at its sole election to cause a "phase II environmental audit" and such other tests, investigations and analyses to be performed as it deems necessary to assess the potential exposure, if any, under any environmental law at Security's Batavia, Ohio branch office. The expense of any such environmental audit shall be the sole responsibility of Security. Bancorp shall use its best efforts to cause any such environmental audit to be completed within 45 days of the date hereof, and shall provide an estimated cost ("Remedial Cost") of a comprehensive cleanup plan (the "Cleanup Plan") for the removal of any underground tanks or any such Hazardous Substance and any other remedial action required under applicable Environmental Laws.

                                    ARTICLE V

                               CLOSING CONDITIONS

         5.01. Conditions to the Parties' Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of Security and the Association to Bancorp and the Bank or materially adversely affect the terms of the Merger as they relate to the shareholders of Security; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and the Agreement of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Bancorp, the Bank, Security and the Association, including adoption by the requisite vote of the stockholders of Security of this Agreement and the Agreement of Merger.

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Bancorp, the Bank, Security or the Association determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         5.02. Conditions to the Obligations of Bancorp and the Bank Under This Agreement. The obligations of Bancorp and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Bancorp and the
Bank:

         (a) Each of the obligations of Security and the Association required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Security and the Association contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Security and the Association taken as a whole, and Bancorp and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of Security and the Association.

         (b) Holders of Security Common Stock who dissent from the Merger pursuant to Section 1701.84 of the OGCL by meeting the requirements set forth in
Section 1701.85 of the OGCL shall not hold more than 10% of the Security Common Stock issued and outstanding immediately prior to the Effective Time.

         (c) Security and the Association shall have furnished Bancorp and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Bancorp and the Bank may reasonably request.

         (d) All shares of common stock of Security Savings Association owned by Brian J. Critchell, Robert J. Haas, Roberta A. Hair, Peter A. Hecktor and G. Stewart Proctor shall be converted, on a one for one basis, into shares of Security Common Stock.

         5.03. Conditions to the Obligations of Security and the Association Under this Agreement. The obligations of Security and the Association under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Security and the Association:

         (a) Each of the obligations of Bancorp and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bancorp and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole, and Security and the Association shall have received a certificate to that effect signed by the President and Chief Executive Officer of Bancorp and the Bank.

         (b) Bancorp and the Bank shall have furnished Security and the Association with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section
5.03 as Security and the Association may reasonably request.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of Security:

         (a)      by mutual written consent of the parties hereto;

         (b) by Bancorp, the Bank, Security or the Association (i) if the Effective Time shall not have occurred on or prior to December 31, 1998 or (ii) if a vote of the stockholders of Security is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of Security contemplated by Section
4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Bancorp or Security upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

         (d) by Bancorp or the Bank in writing if Security or the Association has, or by Security or the Association in writing if Bancorp or the Bank has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of Security and the Association taken as a whole or Bancorp and the Bank taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (e) by Bancorp or Security in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Bancorp or Security as applicable, would materially impair the value of Security and the Association taken as a whole to Bancorp, or would materially adversely affect the terms of the Merger as they relate to the shareholders of Security and the time period for appeals and requests for reconsideration has run; and

         (f) by Security if the Remedial Cost for actions described in the Cleanup Plan exceeds $100,000.

         6.02. Effect of Termination. In the event of termination of this Agreement by Bancorp, the Bank, Security or the Association as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

         6.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Security, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Security, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies the amount of the Merger Consideration to be delivered to stockholders of Security. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01.    Expenses.

         (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, accounting and investment banking fees and expenses, filing fees and printing expenses, except as set forth below.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall willfully default in its obligations hereunder, the nondefaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party the greater of (i) $150,000 and (ii) the amount of all damages, costs and expenses, including without limitation legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

         (c) Security shall pay Bancorp, and Bancorp shall be entitled to payment of, a fee equal to $400,000 (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Bancorp in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time or (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Bancorp pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of Security and the Association).

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Security or the Association shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) other than Bancorp or any affiliate of Bancorp (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933) or the Board of Directors of Security shall have recommended that the shareholders of Security approve or accept any Acquisition Transaction with any person other than Bancorp or any affiliate of Bancorp. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Security or the Association, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Security or the Association, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Security or the Association;

                  (ii) After a bona fide written proposal is made by any person other than Bancorp or any affiliate of Bancorp to Security, the Association or Security's shareholders to engage in an Acquisition Transaction, (A) Security or the Association shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Bancorp to terminate this Agreement or (B) the holders of the Security Common Stock shall not have approved this Agreement and the Agreement of Merger at the meeting of such shareholders held for the purpose of voting on this Agreement and the Agreement of Merger, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (C) the Board of Directors of Security shall have withdrawn or modified in a manner adverse to Bancorp the recommendation of the Board of Directors of Security with respect to this Agreement and the Agreement of Merger.

         If more than one occurrence constituting a Purchase Event under this Section arises, then all such occurrences shall give rise to only one Purchase Event.

         (e) Security shall give written notice to Bancorp within 24 hours of the occurrence of a Purchase Event known to Security; however, the giving of such notice by Security shall not be a condition to the right of Bancorp to obtain the Fee.

         (f) Payment of the Fee shall be in lieu of, and not in addition to, the payment of damages pursuant to Section 7.01(b) of this Agreement.

         7.02. Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of
Section 4.12 hereof.

         7.03. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a)      If to Bancorp, to:

                  Enterprise Federal Bancorp, Inc.
                  7810 Tylersville Square Drive
                  West Chester, Ohio  45069
                  Attn:    Otto L. Keeton

                  Copy to:

                  Elias, Matz, Tiernan and Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Kevin M. Houlihan, Esq.

         (b)      If to Security, to:

                  Security Savings Holding Company, Inc.
                  928 Lila Avenue
                  Milford, Ohio 45150
                  Attn:    Roberta A. Hair

                  Copy  to:

                  Vorys, Sater, Seymour and Pease
                  Suite 2100, Atrium Two
                  221 East Fourth Street
                  Cincinnati, Ohio  45201
                  Attn:  Terri Reyering Abare

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05. Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         7.08. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, Bancorp, the Bank, Security and the Association have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             ENTERPRISE FEDERAL BANCORP, INC.

Attest:

/s/ Michael R. Meister              By:  /s/ Otto L. Keeton
________________________               _______________________
Michael R. Meister                         Otto L. Keeton
Vice President and Chief                   President and Chief Executive Officer
  Operating Officer

                                             ENTERPRISE FEDERAL SAVINGS BANK

Attest:

/s/ Michael R. Meister            By:  /s/ Otto L. Keeton
______________________                ______________________
Michael R. Meister                         Otto L. Keeton
Vice President and Chief                   President and Chief Executive Officer

  Operating Officer

                                       SECURITY SAVINGS HOLDING COMPANY, INC.

Attest:

_______________________             By:      /s/ Roberta A. Hair
                                            ____________________________
Name:                                        Roberta A. Hair
Title:                                       Chairman and Vice President

                                             SECURITY SAVINGS ASSOCIATION

Attest:

___________________________         By:      /s/ Roberta A. Hair
                                            _____________________________
Name:                                        Roberta A. Hair
Title:                                       Chairman and Vice President

                                                                       EXHIBIT B

                    PLAN OF MERGER OF EFBI ACQUISITION CORP.

                                      INTO

                     SECURITY SAVINGS HOLDING COMPANY, INC.

     PLAN OF MERGER, dated as of July 2, 1998, by and between EFBI Acquisition Corp. ("Interim"), an Ohio corporation formed by Enterprise Federal Bancorp, Inc. ("Company"), an Ohio corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and Security Savings Holding Company, Inc. ("Security"), an Ohio corporation. Interim and Security are hereinafter sometimes collectively referred to as the "Merging Corporations."

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 2, 1998 (the "Reorganization Agreement") by and among the Company, Enterprise Federal Savings Bank (the "Bank"), Security and Security Savings Association (the "Association").

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Effective Time" shall mean the time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section
1.01 of the Reorganization Agreement.

         1.2 "Interim Common Stock" shall mean the common stock, par value $1.00 per share, of Interim owned by the Company.

         1.3 "Security Common Stock" shall mean the common stock, par value $10.00 per share, of Security.

         1.4 The "Merger" shall refer to the merger of Interim with and into Security as provided in Section 2.1 of this Plan of Merger.

         1.5 "Surviving Corporation" shall refer to Security as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

      2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Interim shall be merged with and into Security pursuant and subject to the Ohio General Corporation Law ("OGCL"). Security shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Ohio. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 Articles of Incorporation, Code of Regulations and Bylaws. As of the Effective Time, the Articles of Incorporation, Code of Regulations and Bylaws of Security shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1      Conversion of Security Common Stock.

         As of the Effective Time, each share of Security Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law ("Dissenting Shares") and shares held by Security (including treasury shares) or the Company or the Bank other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $834.77 in cash (such amount hereinafter referred to as the "Merger Consideration").

         3.2      Exchange of Shares.

         (a) As of the Effective Date, the Company shall deposit in trust with Registrar and Transfer Company ("Exchange Agent") cash in an amount equal to the maximum aggregate Merger Consideration.

         (b) As soon as practicable after the Effective Time but no later than three business days after the Effective Time, the Exchange Agent will send to each holder of record of a certificate or certificates (other than holders of Dissenting Shares) which, immediately prior to the Effective Time represented outstanding shares of Security Common Stock ("Certificates"), a notice and a letter of transmittal for use in exchanging such Certificates for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent. Within five business days following receipt of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration as provided in Section 3.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of Security Common Stock the Merger Consideration to which such holder of Security Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Company. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration payable for the outstanding shares of Security Common Stock.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of Security of the shares of Security Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer to Security, they shall be cancelled and exchanged for the Merger Consideration.

         (d) If payment of the Merger Consideration pursuant to Section 3.1 hereof for shares of Security Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

         (e) Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the stockholders of Security six (6) months after the Effective Time (as well as proceeds from any investment thereof) shall be returned to the Company. Any stockholder of Security who had not exchanged his shares of Security Common Stock for the Merger Consideration in accordance with the Reorganization Agreement prior to that time shall thereafter look to the Company for payment of the Merger Consideration in respect of such shares without any interest thereon.

         3.3 Dissenting Shares. Dissenting Shares owned by each holder thereof who has not exchanged his Certificates for the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter's rights as of the Effective Time, shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the OGCL. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the OGCL, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the OGCL. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the OGCL, such Dissenting Shares shall be converted into the right to receive the Merger Consideration in accordance with the provisions of Section 3.1 hereof.

         3.4 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of Common Stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

         4.2 Termination. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Article VI thereof.

         4.3 Amendments. To the extent permitted by law and the Reorganization Agreement, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         4.4 Successors. This Plan of Merger shall be binding on the successors of Interim and Security.

         IN WITNESS WHEREOF, Interim and Security have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                             EFBI ACQUISITION CORP.

Attest:

/s/ Michael R. Meister         By:  /s/ Otto L. Keeton
_______________________             _______________________
    Michael R. Meister              Otto L. Keeton
Vice President and Chief            President and Chief Executive Officer
  Operating Officer

                     SECURITY SAVINGS HOLDING COMPANY, INC.

Attest:

                               By:  /s/ Roberta A. Hair
                                   _________________________
                                    Roberta A. Hair
                                    Chairman and Vice President

                                                                       EXHIBIT C

                                     FORM OF
                 AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF

                     SECURITY SAVINGS HOLDING COMPANY, INC.
                       BY ENTERPRISE FEDERAL BANCORP, INC.

         AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this __ day of June 1998, between Enterprise Federal Bancorp, Inc., an Ohio corporation ("Company"), and Security Savings Holding Company, Inc., an Ohio corporation ("Security").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of Security; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of Security with and into the Company pursuant to the General Corporation Law of the State of Ohio ("OGCL") and (ii) the voluntary liquidation of Security in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code") and pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 2, 1998; and

         WHEREAS, EFBI Acquisition Corp., an Ohio corporation and former subsidiary of the Company, previously has merged with and into Security.

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Company approves, authorizes, and consents to the merger and liquidation of Security.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, Security shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of Security are authorized and directed to distribute Security's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of Security are further authorized and directed to take all appropriate and necessary actions to liquidate Security in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

                                            ENTERPRISE FEDERAL BANCORP, INC.

Attest:

/s/ Michael R. Meister             By:  /s/ Otto L. Keeton
______________________                  _____________________
Michael R. Meister                      Otto L. Keeton
Vice President and Chief                President and Chief Executive Officer
  Operating Officer

                     SECURITY SAVINGS HOLDING COMPANY, INC.

Attest:

                                    By:     /s/ Roberta A. Hair
_________________________                 ________________________
                                          Roberta A. Hair
                                          Chairman and Vice President

                      ENTERPRISE FEDERAL BANCORP, INC. AND
                     SECURITY SAVINGS HOLDING COMPANY, INC.
                        SIGN DEFINITIVE MERGER AGREEMENT

     West Chester, Ohio--July 6, 1998--Enterprise Federal Bancorp Inc. (NASDAQ:EFBI) and Security Savings Holding Company Inc. jointly announced today the signing of a definitive agreement for the acquisition of Security by Enterprise.

   Enterprise Federal Bancorp, Inc., the holding company for Enterprise Federal Savings Bank, is headquartered in West Chester and operates seven branch offices in Hamilton, Butler and Warren counties, Ohio. Security Savings Holding Company Inc. is the holding company for Security Savings Association and operates three offices in the Clermont County communities of Milford, Day Heights and Batavia.

   The merger, which will be accounted for under the purchase method, is expected to be completed in the fourth quarter pending Security shareholder approval, regulatory approval and other customary conditions of closing. The aggregate purchase price was $13 million, while other terms of the transaction were not disclosed.

     At June 30, 1998, Security had total assets of $75 million, deposits of $64 million and shareholders' equity of $8 million.

     At June 30, 1998, Enterprise had total assets of $408 million, deposits of $203 million and shareholders' equity of $36 million.

     Otto L. Keeton, President and Chief Executive Officer of Enterprise, stated, "We are very pleased to announce this merger with Security. We are excited about this opportunity to expand our branch office network into the neighboring communities of Clermont County. We look forward to welcoming the Security customers and employees. This acquisition, which we expect to be immediately accretive to earnings, also continues our efforts to leverage Enterprise's capital, improve its return on equity and increase shareholder value."

     Roberta A. Hair, Vice President of Security, stated, "We believe that this transaction will benefit our shareholders, customers and employees. Our customers can expect additional banking products and services and our employees can grow and prosper as part of a larger company."


                                     CONTACT:

                  Enterprise Federal Bancorp Inc., West Chester

                         Otto L. Keeton, (513) 755-4600

                                       or

                Security Savings Holding Company Inc., Cincinnati

                         Roberta A. Hair, (513) 272-0080